SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): January 25, 2005



                        PARADIGM MEDICAL INDUSTRIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in this Charter)



      Delaware                        0-28498                     87-0459536
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(State or other jurisdiction    (Commission File Number)         (IRS Employer
 of incorporation)                                           Identification No.)



              2355 South 1070 West, Salt Lake City, Utah         84119
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               (Address of principal executive offices)        (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970
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                                 Does Not Apply
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          (Former name or former address, if changed since last report)



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ITEM 8.01   Other Events.

         On January 25, 2005, Paradigm Medical Industries, Inc. (the "Company") entered into a written settlement agreement to settle the lawsuit that Innovative Optics, Inc. and Barton Dietrich Investments, L.P. brought against the Company and its former executive officers, Thomas F. Motter, Mark R. Miehle and John W. Hemmer. The lawsuit was filed on July 10, 2003 in the Third District Court for Salt Lake County, State of Utah.

         Under the terms of the settlement, U.S. Fire Insurance Company, which issued a Directors and Officers Liability and Company Reimbursement Policy to the Company for the period from July 10, 2002 to July 10, 2003, has agreed to pay Innovative Optics, Inc. and Barton Dietrich Investments, L.P. the sum of $367,500. Payment of this amount by U.S. Fire is contingent, however, upon the settlement of a federal class action lawsuit and a state class action lawsuit against the Company and its former executive officers.

         The federal class action lawsuit was originally filed on May 14, 2003 by Richard Meyer, individually and on behalf of all others similarly situated, against the Company and its former executive officers in the United States District Court for the District of Utah, which was consolidated into a single action on June 28, 2004 with two other class action lawsuits -- the class action lawsuit filed by Michael Marone on June 2, 2003 and the class action lawsuit filed by Lidia Milian on July 21, 2003 against the Company and its former executive officers in the same court. The consolidated action is captioned: In re: Paradigm Medical Industries Securities Litigation, with lead plaintiffs Rock Solid Investments of Miami, Inc., Brito & Brito Accounting, Inc. and Joseph Savanjo. The state class action lawsuit was filed on October 14, 2003 by Albert Kinzinger, Jr., individually and on behalf of all others similarly situated, against the Company and its former executive officers in the Third District Court for Salt Lake County, State of Utah.

         Verbal agreements have been made to settle the federal class action lawsuit and the state class action lawsuit. The Company and U.S. Fire Insurance Company and their respective counsel are in the process of completing written settlement agreements to settle the federal and state class action lawsuits.

         As a condition to the settlement agreement with Innovative Optics, Inc. and Barton Dietrich Investments, L.P., the courts in the federal class action lawsuit and the state class action lawsuit must have entered orders granting final approval of the settlements reached in those respective actions, and such orders must have become final and non-appealable. In addition, the Company and its former executive officers agree to execute a policy release in favor of U.S. Fire Insurance Company. The policy release is to be in a form agreed to by the parties.

         As a further condition, the settlement agreement provides that U.S. Fire Insurance Company must not have exercised its option to terminate the settlement agreement. U.S. Fire has the option to terminate the settlement agreement if the cumulative dollar value of the claims held by individuals or entities that "opt out" of the federal and state class action lawsuits exceeds $250,000. If such "opt outs" exceed $250,000, however, plaintiffs in the federal and state class action lawsuits will have five days to cure by reducing the amount of "opt outs" to less than $250,000.

         If U.S. Fire exercises its option to terminate the settlement agreement, then all parties to the settlement agreement will be restored to their respective positions in the various actions as of the date of the settlement agreement. Moreover, the terms and provisions of the settlement agreement will have no further force and effect on the various parties and will be deemed null and void in their entirety.

ITEM 9.01.  Financial Statements and Exhibits

         (c) Exhibits

         10.1 Settlement Agreement among Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, John Hemmer, Mackey Price & Thompson, Innovative Optics, Inc., Barton Dietrich Investments, L.P. and United States Fire Insurance Company.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PARADIGM MEDICAL INDUSTRIES, INC.
                                           (Registrant)



Date: January 26, 2005.                    By: /s/ John Y. Yoon
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                                           John Y. Yoon
                                           President and Chief Executive Officer



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